Exhibit 5.16

[Letterhead of Parker Poe Adams & Bernstein LLP]

October 21, 2005

South Carolina Mentor, Inc.

c/o Denis M. Holler

National Mentor, Inc.

313 Congress Street

Boston, MA  02210

National Mentor Holding, Inc.

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel in the State of South Carolina (the “State”) to South Carolina Mentor, Inc. (the “Guarantor”), a corporation organized and existing under the laws of the State, in connection with the Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc. (the “Issuer”), a Delaware corporation, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed (the “Guarantee”) by the Guarantor, along with other guarantors.  The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of November 4, 2004 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

For purposes of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Indenture. In addition, we have reviewed the following documents related to the incorporation and standing of the SC Guarantor:

(i)                                     October 25, 2004 Certified Copy of Articles of Incorporation, originally filed on August 10, 1984 (the “Articles”);

(ii)                                  Bylaws dated September 12, 1984 (the “Bylaws” and, together with the Articles, the “Organizational Documents”);

(iii)                               Certificate of Existence dated October 14, 2005 a copy of which is attached hereto as Exhibit A; and

(iv)                              Written Consent in lieu of a Special Meeting of the Board of Directors dated October 26, 2004 (the “Consent”), a copy of which is attached hereto as Exhibit B.

South Carolina Mentor, Inc.

October 21, 2005

We also have made such investigation of the laws of the State as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor and others.

We also have assumed, with your express permission and without independent verification or investigation, each of the following:

(a)                                 The members of the Board of Directors of the Guarantor are duly elected and the Consent has properly designated an “Authorized Officer” of the Board to act on behalf of the Guarantor in connection with the Registration Statement and Indenture;

(b)                                 All documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the original documents, which themselves are authentic; and

(c)                                  All factual matters contained in the Registration Statement and Indenture, including the warranties and representations set forth therein, are true and correct in all material respects or are not inconsistent with the factual assumptions set forth herein.

Except as specified herein and with respect to all opinions qualified as “to the best of our knowledge” we have not made any independent inquiry or investigation, nor, except with respect to the Registration Statement, the Indenture and the Guarantor’s Organizational Documents, have we reviewed any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon the Guarantor, or which may affect the Registration Statement or the Indenture.  The phrase “to the best of our knowledge” means the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies (iv) any law except the laws of the State and (v) the “Blue Sky” laws and regulations of the State.

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

South Carolina Mentor, Inc.

October 21, 2005

1.                                        Based solely on the Certificate of Existence from the Secretary of State of South Carolina, the Guarantor is a corporation validly existing and in good standing under the laws of the State.

2.                                      The Guarantor has the corporate power and authority to enter into, and perform its obligations under, the Indenture and, based solely upon our review of the Consent, the Indenture has been duly authorized, executed and delivered by the Guarantor. The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

3.                                      When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 9-5/8% Senior Subordinated Notes due 2012, the Guarantee of the Exchange Notes will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4.                                      The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the Organizational Documents of the Guarantor or (ii) to the best of our knowledge, any statute or governmental rule or regulation of the State or any political subdivision thereof.

5.                                      No consent, waiver, approval, authorization or order of any State court or governmental authority of the State or, to the best of our knowledge, any political subdivision thereof is required for the issuance by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State be changed by legislative action, judicial decision or otherwise.

We are admitted to practice in the State and we express no opinion as to matters under or involving the laws of any jurisdiction other than the State.  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

South Carolina Mentor, Inc.

October 21, 2005

We hereby consent to the filing of this opinion with the commission as Exhibit 5.16 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly,

/s/ Parker Poe Adams & Bernstein L.L.P.
PARKER POE ADAMS & BERNSTEIN L.L.P.

Exhibit A

[Certificate of Existence]

Exhibit B

[Written Consent in Lieu of a Special Meeting of the Board of Directors]